Filed by ChemoCentryx, Inc. pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: ChemoCentryx, Inc.

Commission File No. of Subject Company: 001-35420

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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[The following “frequently asked questions” document was shared with employees of ChemoCentryx, Inc. on August 30, 2022.]

ChemoCentryx Employee FAQs

Last updated August 30, 2022 FOURTH RELEASE

Contents

General Information		3

1.	What was announced?	3

2.	Who is Amgen?	3

3.	How many small molecules are in development?	4

4.	Why is this transaction good for ChemoCentryx? How does it fit into our strategy?	4

5.	When do you expect to close the transaction?	4

6.	Can we expect updates from Amgen during this period before the deal closes?	4

7.	Can ChemoCentryx employees interact with Amgen employees?	4

8.	Who is on the integration planning team?	5

Impact to Employees		5

9.	How will the transaction with Amgen affect ChemoCentryx employees?	5

10.	Is there a severance program for ChemoCentryx employees?	5

11.	Will I receive my 2022 bonus, commissions and incentives?	5

12.	Will my compensation change after the closing?	5

13.	What happens if I voluntarily resign prior to the closing of the transaction?	5

14.	What will happen to my benefits? Will my benefits package be the same as the package I currently have?	6

15.	When can I expect to learn more about the Amgen benefits enrollment process? (New 8/29/2022)	6

16.	What will happen after Close to any monies I have saved in my Health Care or Dependent Care Flex Spending Accounts (FSAs)?	6

17.	What if I already have planned vacation days that occur after the closing of the transaction?	6

18.	What are Amgen’s paid holidays and vacation accrual schedule?	6

19.	Where can I learn more about Amgen’s benefits?	7

Business Operations		7

20.	What should I say to partners, suppliers, vendors and others that I have contact with in the normal course of business? What may I say if they ask about the future of ChemoCentryx?	7

21.	What can I share about the acquisition with my network?	7

22.	What should I do if I’m contacted by the media, the financial community, or other third parties about the transaction?	8

23.	We have many job openings. Are we still hiring during this interim period?	8

24.	What will happen to our current office facilities?	8

25.	What are the details of Amgen’s Fleet program? (New 8/29/2022)	8

26.	If I have additional questions, who can I ask?	8

Equity Compensation		9

27.	What will happen to my stock options at the closing?	9

28.	What happens to my existing restricted stock unit award(s)?	9

29.	What is the exercise price of the stock options I currently hold?	9

30.	What happens to currently underwater stock options at or prior to closing?	10

31.	What happens if I exercise my currently vested stock options before the closing?	10

32.	What happens to any other ChemoCentryx shares that I own?	10

33.	How will amounts in respect of equity awards be paid? What will the tax implications of this acquisition be for me in respect of my ChemoCentryx equity awards?	10

Employee Stock Purchase Program (ESPP)		11

34.	Can we enroll in the ESPP or increase our ESPP contribution percentage now?	11

35.	What will happen to the current ESPP offering period?	11

Thank you for your patience and understanding throughout this process. We appreciate and understand your desire for more information. While we are not able to answer every question at this time, we will attempt to answer as many as we can, and we are committed to transparency and communication during the process. For now, it is very important that we all remain focused on running our business and serving our patients and their families. You can submit additional questions through the amgentransition.com portal.

General Information

1.	What was announced?

•	We announced that ChemoCentryx has agreed to be acquired by Amgen in a transaction valued at approximately $4 billion.

•	Upon the closing of the transaction, ChemoCentryx shareholders will receive $52.00 per share in cash, and ChemoCentryx will become a wholly-owned subsidiary of Amgen.

•	This is an important milestone for our company in our journey of discovery and improving lives.

2.	Who is Amgen?

•	Amgen shares our vision and our passion for rare disease and kidney health.

•

Amgen is a leader in inflammation and nephrology. The company’s inflammation portfolio includes Otezla®, ENBREL®, TEZSPIRE®, AMGEVITA™ (a biosimilar to HUMIRA®), RIABNI™ (a biosimilar to Rituxan®), and AVSOLA® (a biosimilar to REMICADE®). Amgen’s pipeline includes four innovative Phase 2 inflammation medicines – efavaleukin alpha for systemic lupus erythematosus and ulcerative colitis, ordesekimab for celiac disease, rocatinlimab for atopic dermatitis and rozibafusap alfa for systemic lupus erythematosus – as well as ABP 654, a biosimilar to STELARA® that is in Phase 3 development. Amgen’s nephrology portfolio includes EPOGEN®, Aranesp®, Parsabiv® and Sensipar®.

•

Amgen is committed to unlocking the potential of biology for patients suffering from serious illnesses by discovering, developing, manufacturing and delivering innovative human therapeutics. This approach begins by using tools like advanced human genetics to unravel the complexities of disease and understand the fundamentals of human biology.

•

Amgen focuses on areas of high unmet medical need and leverages its expertise to strive for solutions that improve health outcomes and dramatically improve people’s lives. A biotechnology pioneer since 1980, Amgen has grown to be one of the world’s leading independent biotechnology companies, has reached millions of patients around the world and is developing a pipeline of medicines with breakaway potential.

•

Amgen is one of the 30 companies that comprise the Dow Jones Industrial Average and is also part of the Nasdaq-100 index. In 2021, Amgen was named one of the 25 World’s Best Workplaces™ by Fortune and Great Place to Work™ and one of the 100 most sustainable companies in the world by Barron’s.

3.	How many small molecules are in development?

•	Please see the amgentransition.com portal, Fact Sheet & Pipeline

•	Also linked here: Amgen Pipeline

4.	Why is this transaction good for ChemoCentryx? How does it fit into our strategy?

•	At ChemoCentryx, we have made tremendous strides in advancing the treatments for inflammatory and autoimmune diseases and cancer to address significant unmet patient needs.

•	We are confident Amgen’s global scale and resources will help bring ChemoCentryx medications to more patients and hopefully sooner.

•

From a financial perspective, the transaction creates substantial value for ChemoCentryx shareholders, which include many of our employees, past and present. We thank investors for the investment in redefining what it means to live with rare disease.

5.	When do you expect to close the transaction?

•

We expect to close the transaction in the fourth quarter of 2022, subject to customary closing conditions, including ChemoCentryx stockholder approval and the receipt of transaction-related regulatory approvals. Regulatory delays or other events could cause this timeline to be extended.

•	Until the transaction closes, ChemoCentryx and Amgen will continue to operate as separate and independent companies, and it is business as usual at ChemoCentryx.

•	The most important thing you can do is remain focused on your day-to-day responsibilities.

6.	Can we expect updates from Amgen during this period before the deal closes?

•	Until the transaction closes, ChemoCentryx and Amgen will continue to operate as separate, independent companies and it is business as usual at ChemoCentryx.

•	Any updates you receive regarding the transaction will come from ChemoCentryx’s leadership team, and approximately biweekly from Amgen’s Integration Management Office.

•	We will keep you informed as quickly and transparently as we can as we move through this process.

7.	Can ChemoCentryx employees interact with Amgen employees?

•	Until the transaction closes, ChemoCentryx and Amgen will continue to operate as separate, independent companies, and it is business as usual at ChemoCentryx.

•	Until then, discussions with Amgen team members must be directed through the ChemoCentryx leadership team.

•	It is very important that you do not engage with Amgen employees unless a member of the ChemoCentryx leadership team explicitly directs you to do so.

8.	Who is on the integration planning team?

•

Amgen has assigned its integration planning team and we are working through those details now for ChemoCentryx. We will keep you informed as quickly and as transparently as possible as we move through this process.

Impact to Employees

9.	How will the transaction with Amgen affect ChemoCentryx employees?

•

ChemoCentryx and Amgen will continue to operate as separate, independent companies prior to the closing of the transaction, and ChemoCentryx will continue its normal business activities. You will continue reporting to your current manager.

•

Our people are an important part of our success, and Amgen recognizes the talent that has helped ChemoCentryx realize our important business milestones. Amgen will need to take the appropriate time to assess the ChemoCentryx organization and make employment- related decisions. For now, it is very important that we all remain focused on serving our patients and their families who depend on our medications and ensuring continued success of ChemoCentryx. We have much work to do here and now at ChemoCentryx.

10.	Is there a severance program for ChemoCentryx employees?

•

Yes. ChemoCentryx maintains a severance plan that provides eligible employees who are involuntarily terminated in connection with the transaction with severance benefits based on level and years of service. For one year after closing, Amgen has agreed to honor the ChemoCentryx severance plan for any severance qualifying terminations. Details of the severance program will be communicated to eligible ChemoCentryx employees soon.

11.	Will I receive my 2022 bonus, commissions and incentives?

•

ChemoCentryx employees generally will be eligible to receive their 2022 annual bonuses and commercial commissions and incentives in accordance with and subject to the terms of our approved bonus, commission and incentive plans.

12.	Will my compensation change after the closing?

•

Amgen has agreed that for at least one year after closing, each continuing ChemoCentryx employee will be provided with base salary (or base wages, as the case may be) and short- term cash incentive targets that are each no less favorable than the base salary (or base wages, as the case may be) and short-term cash incentive targets in effect prior to closing. We understand that Amgen offers a competitive and compelling total compensation package. More information will be provided in due course.

13.	What happens if I voluntarily resign prior to the closing of the transaction?

•

If you voluntarily resign or terminate your employment at any time prior to the closing of the transaction, you will not be entitled to any severance pay or benefits and your unvested equity awards will terminate just like any standard termination prior to this announcement.

•

Any vested stock options will remain exercisable for the post-termination exercise period specified in your option agreement. If the transaction closes during this post-termination exercise period, your outstanding vested options will be converted into the cash consideration at the closing in the same manner as the other outstanding stock options.

14.	What will happen to my benefits? Will my benefits package be the same as the package I currently have?

•

The ChemoCentryx benefit plans will continue through the closing of the transaction, subject to our right to amend and terminate them in accordance with their terms. Amgen offers a comprehensive and competitive employee benefits package. More information will be provided in due course.

15.	When can I expect to learn more about the Amgen benefits enrollment process? (New 8/29/2022)

•

More details about the enrollment process will be provided and Amgen will offer an enrollment information session the week before close of the transaction. Employees will be eligible for benefits effective Day 1. More detail will be provided in an upcoming Town Hall.

16.	What will happen after Close to any monies I have saved in my Health Care or Dependent Care Flex Spending Accounts (FSAs)?

•

You will not be able to seek reimbursement from your FSA account for any services that occur after Close (nor can we refund you FSA monies that you do not use), so if you have dollars remaining in your FSA for which you have not already incurred services, we encourage you to obtain such services now, before Close. We anticipate that there will be a period after Close in which you may actually submit for reimbursement for services that occur prior to Close; more details will be forthcoming on that timing and process.

17.	What if I already have planned vacation days that occur after the closing of the transaction?

•	Please keep your scheduled vacation and as we approach Day 1 Close, ensure both ChemoCentryx and Amgen Leadership are aware of the days.

18.	What are Amgen’s paid holidays and vacation accrual schedule?

•

Amgen currently provides 17 paid holidays for eligible staff each calendar year, including summer and winter company shutdown weeks for US non-site essential staff (the summer shutdown usually occurs over the July 4 week, and the winter shutdown occurs the last week of December).

•

Staff members accrue vacation time according to their years of service, as shown in this chart. Starting with the 11th year of service and continuing until you reach your 19th anniversary, you earn an additional four hours of vacation each year to a maximum accrual rate of 200 hours per year.

Length of Service	Maximum Hours Accrued Per Year	Maximum Accrual
From 0 to end of 5th year	120	210
Beginning on the…anniversary
5th	128	224
6th	136	238
7th	144	252
8th	152	266
9th	160	280
10th	164	287

19.	Where can I learn more about Amgen’s benefits?

•

See the Total Rewards Brochure, the Retirement Savings Plan Summary, and the Medical Plan Summaries in the “Amgen Benefits” section on the amgentransition.com portal for information about benefits related to health, finance and wealth, career, retirement, and work/life balance. Answers to your recent benefits-related questions submitted can be found in the documents linked above:

•	What are Amgen’s medical benefit plans?

•	Are fertility benefits included on the medical plan information on the portal?

•	Does Amgen have health-related savings accounts?

•	What is Amgen’s retirement plan?

•	What paid holidays does Amgen observe?

•	What are other perks and benefits Amgen offers?

Business Operations

20.	What should I say to partners, suppliers, vendors and others that I have contact with in the normal course of business? What may I say if they ask about the future of ChemoCentryx?

•

Our leadership team is reaching out to our partners, suppliers, and key vendors. For those people that you are in contact with during the normal course of business, you can share that we are excited about the transaction, which we expect to help us bring ChemoCentryx medications to more patients and hopefully sooner, and that until the transaction closes, ChemoCentryx and Amgen will continue to operate as separate and independent companies, and it is business as usual at ChemoCentryx.

21.	What can I share about the acquisition with my network?

•

Feel free to share the publicly available information in ChemoCentryx’s press release with your networks. If you’d like to share the news on your social channels, we encourage you to retweet or share ChemoCentryx’s posts. Please remember that you represent ChemoCentryx and all posts about ChemoCentryx should align with our Employee Handbook and social media guidance.

•	We also ask that you don’t try to answer questions from other social media users (e.g., by responding to comments or tagging someone in a tweet or LinkedIn post) about the transaction.

22.	What should I do if I’m contacted by the media, the financial community, or other third parties about the transaction?

•

Should you be contacted by members of the media or financial community or other third parties regarding this transaction, please refer all inquiries directly to Bill Slattery, our Vice President of Investor Relations and Corporate Communications.

23.	We have many job openings. Are we still hiring during this interim period?

•

It is important to note that both ChemoCentryx and Amgen recognize the need to hire additional staff to continue our important work. Please consult with your department’s leadership team member for any hiring needs and/or decisions.

24.	What will happen to our current office facilities?

•	Please keep in mind that these are still the early days of our relationship with Amgen, and many details remain to be worked out.

•	Between now and close, we will form an integration planning team comprised of ChemoCentryx and Amgen leadership that will begin planning how our organizations will come together.

•	However, decisions regarding organizational structure will not be finalized before the close. We will take the time needed to carefully assess and discuss these important issues.

•	We will continue to keep you informed as we move through this process.

25.	What are the details of Amgen’s Fleet program? (New 8/29/2022)

•

Amgen has a fleet program for our roughly 2,600 field employees in the U.S. and Puerto Rico. We offer a variety of vehicles that meet everyone’s needs. We are working with ChemoCentryx leadership to understand their Fleet program. We will keep you informed as new information is available on the transition to Amgen.

26.	If I have additional questions, who can I ask?

•	We understand that you will still have many questions. We will continue to make information available to all employees on a continuing basis.

•	You can ask questions via the anonymous survey link on the amgentransition.com portal.

Equity Compensation

27.	What will happen to my stock options at the closing?

•

Each stock option that is outstanding (i.e., options that have not been exercised or forfeited) on the closing date of the transaction, whether vested or unvested, with an exercise price that is less than $52.00 per share, will be converted into the right to receive:

•	A cash payment determined by multiplying: (1) $52.00 minus the applicable exercise price per share of such option, and (2) the number of shares of common stock underlying such stock option.

•

For example, if you currently have an option to purchase 100 shares at an exercise price of $20.00 per share, you will receive a cash payment at closing of $3,200.00 (($52.00-$20.00) times 100), less applicable withholding taxes.

•	Any stock option that has a per share exercise price that is equal to or greater than $52.00 will be cancelled upon the closing of the transaction.

•

You may also exercise your stock options as outlined below. However, no option exercises will be permitted for some period commencing shortly before the closing of the transaction, and this option exercise blackout period will be communicated as we near the closing date.

•

If your employment terminates prior to the closing for any reason, your unvested equity awards will terminate just like any standard termination prior to the announcement of this merger agreement. Any vested stock options will remain exercisable for the post- termination exercise period specified in your option agreement. If the transaction closes during this post-termination exercise period, your outstanding vested options will be converted into the cash consideration at the closing in the same manner as the other outstanding stock options.

•

Please note that there could be tax implications. We recommend you contact your tax advisor for counsel. Tax considerations depend on many factors and are individualized for each employee; the company is not able to provide tax advice to employees.

28.	What happens to my existing restricted stock unit award(s)?

•

Some employees have restricted stock unit awards (“RSUs”) that remain outstanding. Upon the closing of the transaction, the RSUs will be converted into the right to receive a cash payment determined by multiplying: (1) $52.00, and (2) the number of shares of common stock underlying such RSU award, less applicable withholding taxes.

•

Please note that there could be tax implications. We recommend you contact your tax advisor for counsel. Tax considerations depend on many factors and are individualized for each employee; the company is not able to provide tax advice to employees.

29.	What is the exercise price of the stock options I currently hold?

•	You can view the exercise price of any stock options you hold by logging into your E*TRADE account. You should be able to see all your grants once you have logged in, including your exercise prices.

30.	What happens to currently underwater stock options at or prior to closing?

•

Stock options with an exercise price of $52.00 or more will be cancelled at the closing, without payment, as the exercise price per share exceeds the merger consideration payable by Amgen for ChemoCentryx common stock.

31.	What happens if I exercise my currently vested stock options before the closing?

•

You may exercise your vested stock options in accordance with our normal procedures for exercising options and our insider trading policy. We are not able to alter those procedures or policies. If you are planning to sell your shares, including doing a same-day sale, you may do so only in an open trading window so long as you are not in possession of any material non-public information and follow our procedures for selling. Please check E*Trade to determine whether you are in an open trading window.

•

However, no option exercises will be permitted for some period commencing shortly before the closing of the transaction, and this option exercise blackout period will be communicated as we near the closing date.

32.	What happens to any other ChemoCentryx shares that I own?

•

At the closing of the transaction, all the shares you own outright at that time will be cancelled, and you will receive the merger consideration of $52.00 per share shortly after the transaction closes.

•

The exchange of ChemoCentryx shares for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. We recommend you consult your tax advisor. Tax considerations depend on many factors and neither ChemoCentryx nor Amgen is able to provide tax advice.

33.	How will amounts in respect of equity awards be paid? What will the tax implications of this acquisition be for me in respect of my ChemoCentryx equity awards?

•

Amounts payable in respect of stock options and/or RSUs that will receive the merger consideration will be paid, net of applicable withholding taxes and without interest, through ChemoCentryx’s or Amgen’s payroll and will be reported on your Form W-2 for the year during which closing occurs.

•

The exchange of ChemoCentryx equity awards for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. We recommend you consult your tax advisor. Tax considerations depend on many factors and neither ChemoCentryx nor Amgen is able to provide tax advice.

Employee Stock Purchase Program (ESPP)

34.	Can we enroll in the ESPP or increase our ESPP contribution percentage now?

•

No, if you are not already a participant in the ESPP, you may not enroll at this time. Current ESPP participants may not increase their contribution percentage to the ESPP from what was in effect as of August 3, 2022.

35.	What will happen to the current ESPP offering period?

•

The current offering period will run through the earlier of November 2022 or shortly before the closing of the transaction. On this final purchase date, each ESPP participant’s accumulated contributions will be used to purchase whole shares of ChemoCentryx stock in accordance with the terms of the plan.

•	If the closing occurs after the current offering period ends as scheduled at the end of November 2022, no new offering period under the ESPP will commence prior to closing.

•

All shares purchased under the ESPP (including those purchased in this final offering period) will then be automatically cancelled as of the closing in exchange for the right to receive $52.00 per share. ChemoCentryx will return to you any funds that remain in your account under the ESPP after the purchase.

•

The exchange of ChemoCentryx shares for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. We recommend you consult your tax advisor. Tax considerations depend on many factors and neither ChemoCentryx nor Amgen is able to provide tax advice.

* * *

Please note that the above is a summary of responses to specific questions and, as always, ChemoCentryx, Amgen and each of their respective affiliates reserve the right to amend or terminate any compensation or benefit plans in accordance with their terms and applicable law, and any summary of any such plan or the merger agreement is qualified in its entirety by the terms of the underlying document. In the event of any conflict between this communication and the underlying document, the underlying document will govern. In addition, your employment is, and continues to be, at will.

A note from the Amgen IMO

Thank you for your questions! We’ve answered 2 questions directly in this version of the FAQs, addressing 7 of your similar inputs in the question survey.

Many of the questions you submitted shortly after the announcement have been answered in these FAQs previously. Many more questions that were asked are answered in the medical benefits section (8 Medical Plan Summaries were uploaded to the amgentransition.com portal under Amgen Benefits on 8/15) and in the Amgen Total Rewards brochure.

We have received other function-related questions that will be addressed in Functional Update presentations pre-Close. More to come!

The remaining FAQs we are working on are below. You can expect to see answers to these in FAQs and/or Town Halls.

•	Questions related to the Day 1+ Operating Model will be shared with you in live engagements in the Town Halls (22 questions)

•	Do my years of service at ChemoCentryx transfer to Amgen? (7 questions)

•	What will happen to accrued, unused vacation time? (10 questions)

•	What will happen to other accrued PTO, such as sick time, birthdays, floating holidays, etc.? (3 questions)

•	Will our dependent verification documentation move over if already enrolled in a ChemoCentryx plan, or do we need to have documentation (birth certificate, etc.)?

•	What documentation is required to cover a domestic partner in the healthcare plan?

•	What will happen to our 401K upon deal close? (4 questions)

•	What are the details on severance plan? (8 questions – see Q#10 above)

•	What happens to our ChemoCentryx email address and previously sent emails post transition?

•	What is Amgen’s work from home policy?

Additional Information

This communication may be deemed solicitation material in respect of the proposed acquisition of ChemoCentryx by Amgen. ChemoCentryx expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents with respect to a special meeting of the stockholders of ChemoCentryx to approve the proposed merger. INVESTORS OF CHEMOCENTRYX ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CHEMOCENTRYX, AMGEN AND THE PROPOSED MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by ChemoCentryx with the SEC at the SEC’s website at www.sec.gov, at ChemoCentryx’s website at https://chemocentryx.com or by sending a written request to ChemoCentryx at 835 Industrial Road, Suite 600, San Carlos, CA 94070, Attention: Legal.

Participants in the Solicitation

ChemoCentryx and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of ChemoCentryx’s stockholders in connection with the proposed merger will be set forth in ChemoCentryx’s definitive proxy statement for its special stockholders meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Forward-Looking Statements

This communication contains forward-looking statements. These forward-looking statements generally include statements that are predictive in nature and depend on or refer to future events or conditions, and include words such as “expect,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “should,” “may,” “assume” and “continue” as well as variations of such words and similar expressions. By their nature, forward-looking statements involve risks and uncertainty because they relate to events and depend on circumstances that will occur in the future, and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements include, among other things, statements about the potential benefits of the proposed acquisition of ChemoCentryx by Amgen (the “proposed transaction”); the prospective performance and outlook of ChemoCentryx’s business, performance and opportunities; any potential strategic benefits, synergies or opportunities expected as a result of the proposed transaction; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing.

These statements are not guarantees of future performance and they involve certain risks, uncertainties and assumptions that are difficult to predict. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements. There can be no guarantee that the proposed transaction will be completed, or that it will be completed as currently proposed, or at any particular time. Neither can there be any guarantee that Amgen or ChemoCentryx will achieve any particular future financial results, or that Amgen will be able to realize any of the potential strategic benefits, synergies or opportunities as a result of the proposed acquisition. In particular, our expectations could be affected by, among other things: the risk that the proposed transaction may not be completed in a timely manner or at all; the possibility that competing offers or acquisition proposals for ChemoCentryx will be made; the possibility that required regulatory, stockholder or other approvals or other conditions to the consummation of proposed transaction may not be satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect Amgen or ChemoCentryx or the expected benefits of the proposed transaction); regulatory actions or delays or government regulation generally, including potential regulatory actions or delays relating to the completion of the potential transaction; the occurrence of any event, change or other circumstance that could give rise to the right of Amgen or ChemoCentryx to terminate the definitive merger agreement governing the terms and conditions of the proposed transaction; effects of the announcement, pendency or consummation of the proposed transaction on ChemoCentryx’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; risks related to the diversion of management’s attention from ongoing business operations and opportunities; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the potential that the strategic benefits, synergies or opportunities expected from the proposed transaction may not be realized or may take longer to realize than expected; the successful integration of ChemoCentryx into Amgen subsequent to the closing of the proposed transaction and the timing, difficulty and cost of such integration; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and other risks and factors referred to from time to time in Amgen’s and ChemoCentryx’s filings with the Securities and Exchange Commission, including Amgen’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q and ChemoCentryx’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q, including those related to the uncertainties inherent in the research and development of new and existing healthcare products, including clinical and regulatory developments and additional analysis of existing clinical data; our ability to obtain or maintain proprietary intellectual property protection; safety, quality or manufacturing issues or delays; changes in expected or existing competition; and domestic and global trends toward health care cost containment, including government, payor and general public pricing and reimbursement pressures. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of these factors. ChemoCentryx is providing the information in this communication as of this date and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of ChemoCentryx by Amgen. ChemoCentryx expects to file with the SEC a proxy statement and other relevant documents with respect to a special meeting of the stockholders of ChemoCentryx to approve the proposed Merger. Investors of ChemoCentryx are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about ChemoCentryx, Amgen and the proposed Merger. Investors may obtain a free copy of these materials (when they are available) and other documents filed by ChemoCentryx with the SEC at the SEC’s website at www.sec.gov, at ChemoCentryx’s website at https://chemocentryx.com or by sending a written request to ChemoCentryx at 835 Industrial Road, Suite 600, San Carlos, CA 94070, Attention: Legal.

Participants in the Solicitation

ChemoCentryx and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of ChemoCentryx’s stockholders in connection with the proposed Merger will be set forth in ChemoCentryx’s definitive proxy statement for its special stockholders meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed Merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed Merger.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements. These forward-looking statements generally include statements that are predictive in nature and depend on or refer to future events or conditions, and include words such as “expect,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “should,” “may,” “assume” and “continue” as well as variations of such words and similar expressions. By their nature, forward-looking statements involve risks and uncertainty because they relate to events and depend on circumstances that will occur in the future, and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements include, among other things, statements about the potential benefits of the proposed acquisition of ChemoCentryx by Amgen (the “proposed transaction”); the prospective performance and outlook of ChemoCentryx’s business, performance and opportunities; any potential strategic benefits, synergies or opportunities expected as a result of the proposed transaction; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing.

These statements are not guarantees of future performance and they involve certain risks, uncertainties and assumptions that are difficult to predict. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements. There can be no guarantee that the proposed transaction will be completed, or that it will be completed as currently proposed, or at any particular time. Neither can there be any guarantee that Amgen or ChemoCentryx will achieve any particular future financial results, or that Amgen will be able to realize any of the potential strategic benefits, synergies or opportunities as a result of the proposed acquisition. In particular, our expectations could be affected by, among other things: the risk that the proposed transaction may not be completed in a timely manner or at all; the possibility that competing offers or acquisition proposals for ChemoCentryx will be made; the possibility that required regulatory, stockholder or other approvals or other conditions to the consummation of proposed transaction may not be satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect Amgen or ChemoCentryx or the expected benefits of the proposed transaction); regulatory actions or delays or government regulation generally, including potential regulatory actions or delays relating to the completion of the potential transaction; the occurrence of any event, change or other circumstance that could give rise to the right of Amgen or ChemoCentryx to terminate the definitive merger agreement governing the terms and conditions of the proposed transaction; effects of the announcement, pendency or consummation of the proposed transaction on ChemoCentryx’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; risks related to the diversion of management’s attention from ongoing business operations and opportunities; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the potential that the strategic benefits, synergies or opportunities expected from the proposed transaction may not be realized or may take longer to realize than expected; the successful integration of ChemoCentryx into Amgen subsequent to the closing of the proposed transaction and the timing, difficulty and cost of such integration; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and other risks and factors referred to from time to time in Amgen’s and ChemoCentryx’s filings with the Securities and Exchange Commission, including Amgen’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q and ChemoCentryx’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q, including those related to the uncertainties inherent in the research and development of new and existing healthcare products, including clinical and regulatory developments and additional analysis of existing clinical data; our ability to obtain or maintain proprietary intellectual property protection; safety, quality or manufacturing issues or delays; changes in expected or existing competition; and domestic and global trends toward health care cost containment, including government, payor and general public pricing and reimbursement pressures. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of these factors. ChemoCentryx is providing the information in this communication as of this date and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.